UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  December 20, 2017

HELEN OF TROY LIMITED

(Exact name of registrant as specified in its charter)

Commission File Number:  001-14669

Bermuda	74-2692550
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

CLARENDON HOUSE

2 CHURCH STREET

HAMILTON, BERMUDA

(Business address of registrant)

ONE HELEN OF TROY PLAZA

EL PASO, TEXAS 79912

(United States mailing address of registrant and zip code)

915-225-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On December 20, 2017, Helen of Troy Limited (the “Company”) completed the sale of its indirect wholly-owned subsidiary Healthy Directions, LLC and its subsidiaries comprising the Nutritional Supplements segment of the Company (the “Business”) to Direct Digital, LLC (the “Purchaser”), pursuant to a Membership Interest Purchase Agreement (the “Purchase Agreement”) dated as of December 20, 2017, by and among HD Holding Inc. and Helen of Troy Texas Corporation (together, the “Company’s Subsidiaries”), Healthy Directions, LLC and the Purchaser.  The purchase price for the sale of the Business included (1) a $46.0 million payment to the Company in cash on the date of closing, subject to a net working capital adjustment and (2) a supplemental payment in an amount equal to up to $31.0 million calculated on the basis of the performance of the Business for the twelve-month period ended February 28, 2018 and, to the extent earned, payable in cash on August 1, 2019.

The Purchase Agreement contains customary representations, warranties and covenants of the Company’s Subsidiaries and the Purchaser and certain other customary terms and conditions, including provisions that require the Company’s Subsidiaries to indemnify the Purchaser in the event that it incurs losses as a result of a breach by the Company’s Subsidiaries of the Purchase Agreement.

In connection with the Purchase Agreement, the Company agreed for a period of three years following the closing of the transaction not to solicit for employment or hire any key employee providing services to the Business. The Company and its subsidiaries also agreed for a period of three years following the closing of the transaction not to engage, either directly or indirectly, in a business competitive to the Business. In connection with the sale of the Business, the Company has also agreed to provide certain transition services for up to an eighteen-month period following the closing of the transaction.

Item 2.01.                                        Completion of Acquisition or Disposition of Assets.

As described in Item 1.01, on December 20, 2017, the Company completed the sale of the Business to the Purchaser. The information disclosed in response to Item 1.01 is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(b)                                 Pro Forma Financial Statements

The pro forma financial information required to be filed under this Item 9.01(b) is attached hereto as Exhibit 99.1.

(d)                                 Exhibits

Exhibit Number	Description

99.1	Pro forma condensed consolidated financial information.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HELEN OF TROY LIMITED

Date: December 27, 2017	/s/ Brian L. Grass
Brian L. Grass
Chief Financial Officer